Exhibit 10.2

CAMBRIDGE HEART, INC.

Amendment No. 1 to

Amended and Restated Voting Agreement

This Amendment No. 1 to the Amended and Restated Voting Agreement (the “Restated Voting Agreement”) is made and entered into as of this 19th day of May, 2008, by and between Cambridge Heart, Inc., a Delaware corporation (the “Company”), and Robert Khederian (the “Stockholder”).

WHEREAS, the Company and the Stockholder are parties to that certain Amended and Restated Voting Agreement dated as of December 14, 2007 (the “Agreement”) pursuant to which the Stockholder agreed, among other things, to vote all of this shares of Series A Convertible Preferred Stock of the Company (the “Series A Stock”) so as to elect up to three individuals that are nominated or recommended for election as Series A Stock directors by a majority of the Board of Directors, provided that the individuals meet certain qualifications set forth in the Restated Voting Agreement;

WHEREAS, the Company and the Stockholder desire that the Company enter into a certain Settlement Agreement by and among the Company, AFB Fund, LLC (“AFB”), Louis Blumberg and Laurence Blumberg (the “Settlement Agreement”); and the Company and the Stockholder desire to elect Louis Blumberg to serve as a director of the Company;

WHEREAS, concurrently with the execution of the Settlement Agreement by the Company and AFB, AFB and the Stockholder, acting individually and not in his capacity as Chairman of the Board of the Company, will enter into an agreement (the “AFB Voting Agreement”) with respect to (1) the nomination by AFB and the Stockholder of an individual to be elected by the holders of Series A Stock to serve as a director of the Company, and (2) the election by the Stockholder, as the majority holder of Series A Stock, of such individual;

WHEREAS, as a condition to the Company’s execution of the Settlement Agreement, the Company and the Stockholder desire to amend the Restated Voting Agreement as set forth herein; and

WHEREAS, this Amendment has been approved by a majority of the Board of Directors of the Company in accordance with Section 3.4 of the Restated Voting Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Restated Voting Agreement is hereby amended by inserting the following as new Sections 1.6 and 1.7 thereof:

1.6 Amendment of Amended and Restated Certificate of Incorporation. At any meeting at which stockholders of the Company are asked to approve (in person or by proxy) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), the Stockholder shall, upon request by the Board of Directors of the Company, vote all of his shares of Common Stock of Company and all of his shares of Series A Stock in favor of (a) any amendment of the Certificate of Incorporation in order to eliminate the staggered Board of Directors and (b) any amendment of the Certificate of Incorporation (including the Certificate of Designations of the Preferred Stock of Cambridge Heart, Inc. To be Designated Series A Convertible Preferred Stock) to eliminate the rights of the holders of Series A Stock, as a separate class, to elect any members of the Board of Directors of the Company.

1.7 Nomination and Election of Series A Stock Director. The Stockholder hereby agrees (a) that any nomination by the Stockholder, AFB or Louis Blumberg of an individual to be elected by the holders of Series A Stock, as a separate class, to serve as a director of the Company pursuant to the AFB Voting Agreement shall be subject to the reasonable approval of at least 50% of the members of the Board of Directors of the Company (excluding the Stockholder and Louis Blumberg);and (b) that the Stockholder shall not vote his shares of Series A Stock in favor of any nominee to be elected by the Series A Stock, as a separate class, to serve as a director of the Company unless such nominee is reasonably approved by at least 50% of the members of the Board of Directors of the Company (excluding the Stockholder and Louis Blumberg).

2. Except as modified in this Amendment No. 1, the Restated Voting Agreement remains unmodified, is hereby reaffirmed by each of the Company and the Stockholder, and remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:		STOCKHOLDER:

CAMBRIDGE HEART, INC.

By:	/s/ Ali Haghighi-Mood	/s/ Robert Khederian
	Ali Haghighi-Mood	Robert Khederian
Chief Executive Officer